UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2008
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 4, 2008, Polaris Industries Inc. (the “Company”) announced that it had named Scott W. Wine, Chief Executive Officer of the Company, effective September 1, 2008. Mr. Wine will succeed outgoing Chief Executive Officer, Thomas C. Tiller. Mr. Tiller’s decision to step down as Chief Executive Officer of the Company by December 31, 2008 was reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on January 17, 2008. Mr. Tiller will remain the Company’s Chief Executive Officer until September 1, 2008. Thereafter, Mr. Tiller will remain as a member of the Company's Board of Directors and continue to assist the Company in a new role as Senior Program Advisor.
     Mr. Wine, age 41, had, since 2007, served as President of Fire Safety Americas, the Fire & Security Division of United Technologies Corporation, and, prior to that time, held senior leadership positions at Danaher Corp. from 2003 to 2007, serving as President of its Jacob Vehicle Systems and Veeder-Root subsidiaries and Vice President and General Manager, Manufacturing Programs in Europe. From 1996 to 2003, Mr. Wine held a number of operations and executive positions, both international and domestic, with Allied Signal Corp.’s Aerospace Division, which became Honeywell International after a 1999 merger with Honeywell, Inc.
     The Company appointed Mr. Wine as its new Chief Executive Officer pursuant to an offer made by the Company on July 28, 2008, under which the Company agreed to provide Mr. Wine:
(i)	a base salary in the amount of $575,000;

(ii)	an opportunity to earn an annual bonus based upon participation in the Company’s performance-based Senior Executive Annual Incentive Compensation Plan (“Senior Executive Plan”), or any successor performance-based annual incentive plan adopted by the Company;

(iii)	an opportunity to earn additional bonus payments based upon participation in the Company’s performance-based Long Term Incentive Plan (“LTIP”) under which any long term incentive payment is subject to achievement of three-year performance criteria;

(iv)	a one-time cash payment in the amount of $530,000, which amount is intended to compensate him for compensation that he may be forgoing by joining the Company;

(v)	stock options to purchase shares of the Company’s common stock, with an option value of approximately $575,000, to be granted on September 1, 2008, at the fair market value of such stock on the date of grant, subject to the terms of the Company’s 2007 Omnibus Incentive Plan;

(vi)	a stock option to purchase 180,000 shares of the Company’s common stock, to be granted on September 1, 2008, at the fair market value of such stock on the date of grant, subject to the terms of the Company’s 2007 Omnibus Incentive Plan;

(vii)	a performance-based restricted share award for 50,000 shares of the Company’s common stock, to be issued on September 1, 2008, subject to the terms of the Company’s 2007 Omnibus Incentive Plan;

(viii)	the opportunity to participate in the Company’s benefit programs and receive the perquisites made available by the Company to its executive officers, including without limitation, medical, dental, disability and life insurance coverage, financial planning and tax preparation services, 401(k) retirement savings plan and Supplemental Executive Retirement Plan participation, a country club membership and use of the Company’s products in accordance with the Company’s guidelines; and

(ix)	reimbursement for the costs of relocating to the Minneapolis-St. Paul metropolitan area.
The description of the terms of his employment is qualified in its entirety by reference to the employment letter agreement, which is attached hereto as Exhibit 10.a and incorporated herein by this reference.
     At the time Mr. Wine begins employment with the Company, he will enter into a Severance, Proprietary Information and Noncompetition Agreement (the “Severance Agreement”). The following description of the terms of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement attached hereto as Exhibit 10.b, which is incorporated herein by this reference.
     The Severance Agreement provides that if in connection with a “change in control,” Mr. Wine’s employment is terminated by the Company without “cause” or by Mr. Wine with “good reason,” as such terms are defined in the Severance Agreement, he will be entitled to receive a lump sum payment equal to the sum of (i) two times his average annual cash compensation (base salary plus cash incentive awards) for the three preceding fiscal years (or lesser number of fiscal years if his employment has been of shorter duration); (ii) his earned but unused vacation time; (iii) any earned but unpaid cash incentive award with respect to the last completed fiscal year under the Company’s Senior Executive Plan; and (iv) if the termination by reason of a change in control occurs after June 30th of the fiscal year of the Company, an amount equal to the average of the cash incentive award received by him under the Senior Executive Plan for the three fiscal years (or lesser number of fiscal years if his employment has been of shorter duration) of the Company immediately preceding such change in control termination.
     Under the terms of the Severance Agreement, if Mr. Wine is terminated by the Company for any reason other than “cause” or by Mr. Wine with “good reason,” as such terms are defined in the Severance Agreement, and such termination does not occur in connection with a change in control of the Company, Mr. Wine is entitled to: (i) an amount equal to his then-current annual base salary and the amount of his cash incentive award paid under the Senior Executive Plan for the last completed fiscal year, payable over a period of one year in accordance with the Company’s normal payroll practices; (ii) his earned but unused vacation time; (iii) any earned but unpaid cash incentive award for the last completed fiscal year under the Senior Executive Plan; (iv) if such termination is not in connection with a change in control and occurs after June 30th of the fiscal year of the Company, an amount equal to the cash incentive award received by him under the Senior Executive Plan for work performed in the fiscal year of the Company immediately preceding the fiscal year in which the termination occur; (v) any earned but unpaid incentive compensation award for the last completed award period under the Company’s LTIP as well as a pro rata portion of the incentive compensation award for which he is eligible under the LTIP based on time worked during the performance measurement period; (vi) COBRA premiums for a one year period; and (vii) outplacement counseling.
     Mr. Wine will also be required to execute a general waiver and release upon termination in order to receive the benefits under his Severance Agreement. The benefits under the Severance Agreement are in lieu of any benefits that would have otherwise been provided to him under the Company’s severance policies and practices.
     Mr. Wine has not previously held any positions with the Company, and there are no related party transactions between the Company and Mr. Wine, nor are any contemplated. Mr. Wine has no family relation with any director or officer of the Company.
Item 7.01 Regulation FD Disclosure.
     A copy of the news release relating to the Company’s employment agreement with Mr. Wine, as described in Item 5.02 above, is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.a	Employment Letter Agreement between the Company and Scott W. Wine dated July 28, 2008

10.b	Form of Severance Agreement between the Company and Scott W. Wine

99.1	News release dated August 4, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: August 4, 2008

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

10.a	Employment Letter Agreement between the Company and Scott W. Wine dated July 28, 2008

10.b	Form of Severance Agreement between the Company and Scott W. Wine

99.1	News release dated August 4, 2008

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